Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

SECOND QUARTER FISCAL 2018

Reports Record Second Quarter Revenues of $1.6 billion; Organic Growth of 4.5%

GAAP Continuing EPS of $0.38; Adjusted Continuing EPS of $0.47

Revises Fiscal 2018 Guidance Outlook

Declaration of 209th Consecutive Quarterly Dividend

New York, NY - June 6, 2018 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the second quarter of fiscal 2018.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "The second quarter demonstrated meaningful operational progress as we continued with the integration of GCA and our 2020 Vision initiatives. We achieved organic growth of 4.5%, higher free cash flow generation and delivered on our GCA-related synergies."

(in millions, except per share amounts)	Three Months Ended April 30,		Increase/		Six Months Ended April 30,		Increase/
(unaudited)	2018	2017	(Decrease)		2018	2017	(Decrease)

Revenues	$1,580.8	$1,310.5	20.6%		$3,169.2	$2,637.2	20.2%

Operating profit	$45.3	$51.0	(11.2)%		$64.8	$74.8	(13.4)%

Income from continuing operations	$25.4	$31.6	(19.8)%		$53.3	$47.7	11.8%
Income from continuing operations per diluted share	$0.38	$0.56	(32.1)%		$0.80	$0.84	(4.8)%

Adjusted income from continuing operations	$31.2	$27.8	12.1%		$48.6	$49.3	(1.4)%
Adjusted income from continuing operations per diluted share	$0.47	$0.49	(4.1)%		$0.73	$0.87	(16.1)%

Net income (loss)	$26.6	$31.3	(14.9)%		$54.4	$(25.5)	NM	*
Net income (loss) per diluted share	$0.40	$0.55	(27.3)%		$0.82	$(0.45)	NM	*

Net cash provided by operating activities of continuing operations	$98.4	$59.9	64.3%		$132.2	$50.1	NM	*

Adjusted EBITDA	$83.0	$60.5	37.3%		$148.1	$108.6	36.4%
Adjusted EBITDA margin	5.3%	4.6%	70	bps	4.7%	4.1%	60	bps

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA” defined as earnings before income from discontinued operations, net of interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

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Second Quarter Summary

•	Total revenue growth of 20.6% to $1,580.8 million, partially reflecting new bookings of approximately $460 million in annualized revenues for the first half of fiscal 2018.

•	Revenue related to the 2017 acquisition of GCA Services Group ("GCA") of $256.4 million, predominantly reflected in the Education, Technology & Manufacturing, and Business & Industry segments.

•	Organic revenue growth of 4.5% primarily driven by organic growth of 6.8% in Business & Industry and 3.9% in Aviation.

•	Lower Technical Solutions revenue and operating profit continues to reflect the timing of backlog realization.

•	Income from continuing operations of $25.4 million, or $0.38 per diluted share, was impacted by higher amortization, interest expense and higher share count related to GCA versus last year.

•	Adjusted income from continuing operations of $31.2 million, or $0.47 per diluted share, resulting in a 12.1% increase versus adjusted income from continuing operations last year.

•	Adjusted EBITDA increased 37.3% to $83.0 million compared to $60.5 million, reflecting the Company's GCA acquisition in 2017. These results led to an adjusted EBITDA margin of 5.3% versus 4.6% last year.

•	Net cash provided by operating activities increased to $99.6 million for the quarter, reflecting better working capital management and the contribution from GCA.

•	GCA-related synergies on track to deliver an annualized run-rate of approximately $30.0 million compared to the previously announced range of $20 million to $30 million by fiscal 2019.

•	Overall results reflect the absence of Government Services, which was sold on May 31, 2017.

Second Quarter Results

For the second quarter of fiscal 2018, the Company achieved record revenues of approximately $1.6 billion driven by the acquisition of GCA, and organic growth of 4.5% primarily within the Business & Industry segment and parking and transportation wins within the Aviation segment. The GCA acquisition provided $256.4 million of incremental revenues, which is predominantly reflected in the Education, Technology & Manufacturing, and Business & Industry segments in the amounts of $141.5 million, $60.6 million, and $42.5 million, respectively.

On a GAAP basis, income from continuing operations was $25.4 million, or $0.38 per diluted share, compared to income from continuing operations of $31.6 million, or $0.56 per diluted share last year.

Adjusted income from continuing operations for the second quarter of 2018 was $31.2 million, or $0.47 per diluted share, compared to $27.8 million, or $0.49 per diluted share for the second quarter of fiscal 2017. These results exclude items impacting comparability.  A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

2

Income from continuing operations for the quarter on both a GAAP and adjusted basis reflects higher GCA acquisition-related expenses, namely amortization and interest, as well as the impact of higher wage and overtime costs due to a tightening labor market. Additionally, these results reflect 66.2 million weighted average shares outstanding on a diluted basis, an increase of approximately 10 million shares, primarily due to the GCA transaction. This was partially offset by the benefit of a reduced overall corporate tax rate as a result of the U.S. Tax Cuts and Jobs Act of 2017.

Net income for the second quarter of 2018 was $26.6 million, or $0.40 per diluted share, compared to net income of $31.3 million, or $0.55 per diluted share last year.

Adjusted EBITDA for the quarter was $83.0 million compared to $60.5 million in the second quarter of fiscal 2017, reflecting the GCA acquisition. Adjusted EBITDA margin for the quarter was 5.3% versus 4.6% last year. These results exclude items impacting comparability.  A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Mr. Salmirs continued, "We began to see the cost-impact from the tightening labor markets as we progressed through the quarter, particularly towards the end of April.  We have implemented a number of labor initiatives to mitigate the challenges stemming from rising wages and low unemployment.  While we don’t believe the current labor environment will change in the near-term, the pressures we are seeing should diminish as we manage through our customers' contract cycles and grow our sales platform.  Our focus on process as well as our investments in technology will be catalysts as we navigate this period."

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $1.3 billion.

Total debt to proforma adjusted EBITDA was approximately 3.8x.

In addition, the Company paid a quarterly cash dividend of $0.175 per common share for a total distribution of $11.5 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.175 per common share payable on August 6, 2018 to shareholders of record on July 5, 2018. This will be the Company's 209th consecutive quarterly cash dividend.

Guidance

The Company is updating its outlook for fiscal 2018 to reflect higher than expected wage inflation and personnel costs driven by the current labor environment. As a result, the Company now expects GAAP income from continuing operations of $1.73 to $1.83 per diluted share. Excluding items impacting comparability, adjusted income from continuing operations is expected to be in the range of $1.85 to $1.95 per diluted share for the 2018 fiscal year. The Company's guidance only includes the discrete tax items related to the 2018 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards.

3

Mr. Salmirs concluded, "Over the next 12 to 18 months, we will be focused on pursuing several avenues to reduce the labor pressures we expect to see over the near term, while continuing our investment in sales, back-office processes and technology. We remain acutely focused on our longer term goals, which include higher revenue growth, enhanced margins, and greater free cash flow generation. The core fundamentals of our 2020 Vision remain intact and the acquisition of GCA has further strengthened our long term financial and operational position in the marketplace. Our business model remains resilient and there continue to be market opportunities in all of our industry group customer segments that are currently serviced by small regional players or in-house providers that do not have the long term cost advantage of our scale. I believe with the investments we are making, we are developing significant competitive advantages for our platform."

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, June 7, 2018 at 8:30 AM (ET). The live conference call can be accessed via audio webcast under the "Events & Presentations" section of the Company's Investor Relations website, located at investor.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through June 14, 2018 and can be accessed by dialing (844) 512-2921 and then entering ID #13680044.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.5 billion and more than 130,000 employees in 350+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

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Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements regarding ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Particular risks and uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) we may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of GCA Services Group (“GCA”); (2) we have incurred a substantial amount of debt to complete the acquisition of GCA. To service our debt we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the profitability of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments required to service our indebtedness or we may be required to suspend certain discretionary payments, including our dividend; (3) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative, including our move to our Enterprise Services Center, may not have the desired effects on our financial condition and results of operations; (4) our success depends on our ability to gain profitable business despite competitive pressures and to preserve long-term client relationships; (5) our business success depends on our ability to attract and retain qualified personnel and senior management; (6) our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; (7) our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; (8) unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (9) we insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in a material charge against our earnings; (10) our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; (11) impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; (12) changes in general economic conditions, including changes in energy prices, government regulations, or changing consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (13) our income tax provision and income tax liabilities could be adversely affected by the jurisdictional mix of earnings, changes in valuations of deferred tax assets and liabilities, and changes in tax treaties, laws, and regulations, including the U.S. Tax Cuts and Jobs Act of 2017, which effected significant changes to the U.S. corporate income tax system; (14) we could be subject to cyber-security risks, information technology interruptions, and business continuity risks; (15) a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union-organizing drives; (16) if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investors’ perceptions of our company and, as a result, the value of our common stock; (17) our business may be negatively impacted by adverse weather conditions; (18) catastrophic events, disasters, and terrorist attacks could disrupt our services; and (19) actions of activist investors could disrupt our business. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2017 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

5

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the second quarter of fiscal years 2018 and 2017. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the second quarter of fiscal years 2018 and 2017. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor & Media Relations:	Susie A. Choi
(212) 297-9721
susie.choi@abm.com

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Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase /
(in millions, except per share amounts)	2018	2017	(Decrease)
Revenues	$1,580.8	$1,310.5	20.6%
Operating expenses	1,405.8	1,164.6	20.7%
Selling, general and administrative expenses	107.8	100.7	7.0%
Restructuring and related expenses	5.3	5.8	(8.4)%
Amortization of intangible assets	16.7	5.8	NM *
Impairment recovery	—	(17.4)	NM *
Operating profit	45.3	51.0	(11.2)%
Income from unconsolidated affiliates, net	1.0	0.9	8.0%
Interest expense	(13.8)	(3.0)	NM *
Income from continuing operations before income taxes	32.5	48.9	(33.6)%
Income tax provision	(7.1)	(17.3)	(58.9)%
Income from continuing operations	25.4	31.6	(19.8)%
Income (loss) from discontinued operations, net of taxes	1.2	(0.4)	NM *
Net income	26.6	31.3	(14.9)%
Net income (loss) per common share — Basic
Income from continuing operations	$0.38	$0.56	(32.1)%
Income (loss) from discontinued operations	0.02	(0.01)	NM *
Net income	$0.40	$0.56	(28.6)%
Net income (loss) per common share — Diluted
Income from continuing operations	$0.38	$0.56	(32.1)%
Income (loss) from discontinued operations	0.02	(0.01)	NM *
Net income	$0.40	$0.55	(27.3)%
Weighted-average common and common equivalent shares outstanding
Basic	66.0	56.0
Diluted	66.2	56.5
Dividends declared per common share	$0.175	$0.170

* Not meaningful (due to variance greater than or equal to +/-100%)

7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase /
(in millions, except per share amounts)	2018	2017	(Decrease)
Revenues	$3,169.2	$2,637.2	20.2%
Operating expenses	2,835.1	2,359.7	20.1%
Selling, general and administrative expenses	216.8	198.0	9.5%
Restructuring and related expenses	19.6	10.8	81.4%
Amortization of intangible assets	32.9	11.3	NM	*
Impairment recovery	—	(17.4)	NM	*
Operating profit	64.8	74.8	(13.4)%
Income from unconsolidated affiliates, net	1.6	2.3	(33.0)%
Interest expense	(28.1)	(6.3)	NM	*
Income from continuing operations before income taxes	38.2	70.9	(46.1)%
Income tax benefit (provision)	15.1	(23.2)	NM	*
Income from continuing operations	53.3	47.7	11.8%
Income (loss) from discontinued operations, net of taxes	1.1	(73.2)	NM	*
Net income (loss)	54.4	(25.5)	NM	*
Net income (loss) per common share — Basic
Income from continuing operations	$0.81	$0.85	(4.7)%
Income (loss) from discontinued operations	0.02	(1.31)	NM	*
Net income (loss)	$0.83	$(0.46)	NM	*
Net income (loss) per common share — Diluted
Income from continuing operations	$0.80	$0.84	(4.8)%
Income (loss) from discontinued operations	0.02	(1.29)	NM	*
Net income (loss)	$0.82	$(0.45)	NM	*
Weighted-average common and common equivalent shares outstanding
Basic	66.0	56.0
Diluted	66.3	56.6
Dividends declared per common share	$0.350	$0.340

* Not meaningful (due to variance greater than or equal to +/-100%)

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(in millions)	2018	2017
Net cash provided by operating activities of continuing operations	$98.4	$59.9
Net cash provided by (used in) operating activities of discontinued operations	1.2	(0.6)
Net cash provided by operating activities	$99.6	$59.3
Purchase of businesses, net of cash acquired	2.4	—
Other	(11.5)	(16.9)
Net cash used in investing activities	$(9.1)	$(16.9)
Proceeds from issuance of share-based compensation awards, net	1.3	1.8
Dividends paid	(11.5)	(9.5)
Borrowings from credit facility	164.2	234.5
Repayment of borrowings from credit facility	(238.0)	(262.5)
Changes in book cash overdrafts	(3.6)	12.0
Payment of contingent consideration	—	(3.8)
Repayment of capital lease obligations	(0.9)	—
Net cash used in provided by financing activities	$(88.4)	$(27.5)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	0.1

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Six Months Ended April 30,
(in millions)	2018	2017
Net cash provided by operating activities of continuing operations	$132.2	$50.1
Net cash provided by (used in) operating activities of discontinued operations	1.1	(2.0)
Net cash provided by operating activities	$133.3	$48.1
Purchase of businesses, net of cash acquired	$—	$(18.6)
Other	(24.4)	(27.4)
Net cash used in investing activities	$(24.4)	$(46.0)
(Taxes withheld) and proceeds from issuance of share-based compensation awards, net	$(0.7)	$0.8
Repurchases of common stock	—	(7.9)
Dividends paid	(23.0)	(18.9)
Deferred financing costs paid	(0.1)	—
Borrowings from credit facility	468.5	441.9
Repayment of borrowings from credit facility	(541.0)	(432.3)
Changes in book cash overdrafts	(4.8)	17.2
Financing of energy savings performance contracts	—	2.6
Payment of contingent consideration	—	(3.8)
Repayment of capital lease obligations	(1.7)	(0.1)
Net cash used in financing activities	$(102.7)	$(0.5)
Effect of exchange rate changes on cash and cash equivalents	0.8	0.6

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	April 30, 2018	October 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$69.7	$62.8
Trade accounts receivable, net of allowances	1,005.7	1,038.1
Prepaid expenses	107.0	101.8
Other current assets	33.3	32.8
Total current assets	1,215.7	1,235.5
Other investments	19.4	17.6
Property, plant and equipment, net of accumulated depreciation	140.7	143.1
Other intangible assets, net of accumulated amortization	387.1	430.1
Goodwill	1,867.5	1,864.2
Other noncurrent assets	119.4	122.1
Total assets	$3,749.9	$3,812.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net	$17.0	$16.9
Trade accounts payable	213.9	230.8
Accrued compensation	142.5	159.9
Accrued taxes—other than income	52.3	52.5
Insurance claims	114.7	112.5
Income taxes payable	5.3	13.4
Other accrued liabilities	158.5	171.8
Total current liabilities	704.2	757.8
Long-term debt, net	1,090.3	1,161.3
Deferred income tax liability, net	39.9	57.3
Noncurrent insurance claims	391.0	382.9
Other noncurrent liabilities	62.9	61.3
Noncurrent income taxes payable	24.9	16.3
Total liabilities	2,313.3	2,436.9
Total stockholders' equity	1,436.6	1,375.7
Total liabilities and stockholders’ equity	$3,749.9	$3,812.6

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase/
(in millions)	2018	2017	(Decrease)
Revenues
Business & Industry	$723.2	$637.5	13.4%
Aviation	245.4	232.1	5.8%
Technology & Manufacturing	227.5	161.4	41.0%
Education	206.3	65.2	NM *
Technical Solutions	108.5	110.8	(2.1)%
Healthcare	69.9	60.6	15.3%
Government Services	—	42.9	NM *
Total revenues	$1,580.8	$1,310.5	20.6%
Operating profit (loss)
Business & Industry	$43.5	$36.0	20.7%
Aviation	5.1	6.8	(24.4)%
Technology & Manufacturing	16.0	12.1	32.0%
Education	10.6	3.6	NM *
Technical Solutions	7.5	10.2	(26.1)%
Healthcare	2.7	2.4	8.9%
Government Services	—	18.2	NM *
Corporate	(37.1)	(36.4)	1.8%
Adjustment for income from unconsolidated affiliates, net, included in Aviation and Government Services	(1.0)	(1.1)	(8.1)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(2.0)	(0.8)	NM *
Total operating profit	45.3	51.0	(11.2)%
Income from unconsolidated affiliates, net	1.0	0.9	8.0%
Interest expense	(13.8)	(3.0)	NM *
Income from continuing operations before income taxes	32.5	48.9	(33.6)%
Income tax provision	(7.1)	(17.3)	(58.9)%
Income from continuing operations	25.4	31.6	(19.8)%
Income (loss) from discontinued operations, net of taxes	1.2	(0.4)	NM *
Net income	$26.6	$31.3	(14.9)%

* Not meaningful (due to variance greater than or equal to +/-100%)

12

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase/
(in millions)	2018	2017	(Decrease)
Revenues
Business & Industry	$1,445.3	$1,293.0	11.8%
Aviation	501.6	464.0	8.1%
Technology & Manufacturing	459.5	332.9	38.0%
Education	412.6	132.2	NM *
Technical Solutions	212.5	218.5	(2.7)%
Healthcare	137.6	122.3	12.5%
Government Services	—	74.3	NM *
Total revenues	$3,169.2	$2,637.2	20.2%
Operating profit (loss)
Business & Industry	$72.0	$63.2	14.0%
Aviation	10.9	11.4	(4.2)%
Technology & Manufacturing	32.9	24.8	32.8%
Education	19.8	7.2	NM *
Technical Solutions	13.0	18.1	(28.0)%
Healthcare	5.4	4.9	9.5%
Government Services	(0.8)	20.0	NM *
Corporate	(84.5)	(71.0)	19.0%
Adjustment for income from unconsolidated affiliates, net, included in Aviation and Government Services	(1.6)	(2.4)	(32.0)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(2.3)	(1.4)	68.7%
Total operating profit	64.8	74.8	(13.4)%
Income from unconsolidated affiliates, net	1.6	2.3	(33.0)%
Interest expense	(28.1)	(6.3)	NM *
Income from continuing operations before income taxes	38.2	70.9	(46.1)%
Income tax benefit (provision)	15.1	(23.2)	NM *
Income from continuing operations	53.3	47.7	11.8%
Income (loss) from discontinued operations, net of taxes	1.1	(73.2)	NM *
Net income (loss)	$54.4	$(25.5)	NM *

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$25.4	$31.6	$53.3	$47.7
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	(0.8)	5.0	1.2	10.0
U.S. Foreign Corrupt Practices Act investigation(c)	—	—	—	(3.2)
Restructuring and related(d)	5.3	5.8	19.6	10.8
Acquisition costs	0.6	0.3	2.0	0.7
Litigation and other settlements	3.2	0.5	0.8	2.4
Impairment recovery on Government Services business	—	(17.4)	0.7	(17.4)
Total items impacting comparability	8.3	(5.8)	24.3	3.5
Income tax (benefit) provision(e) (f)	(2.5)	2.0	(29.1)	(1.9)
Items impacting comparability, net of taxes	5.8	(3.8)	(4.7)	1.6
Adjusted income from continuing operations	$31.2	$27.8	$48.6	$49.3

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Reconciliation of Net Income (loss) to Adjusted EBITDA
Net income (loss)	$26.6	$31.3	$54.4	$(25.5)
Items impacting comparability	8.3	(5.8)	24.3	3.5
(Income) loss from discontinued operations	(1.2)	0.4	(1.1)	73.2
Income tax provision (benefit)	7.1	17.3	(15.1)	23.2
Interest income from energy efficient government buildings(g)	—	(0.1)	—	(0.4)
Interest expense	13.8	3.0	28.1	6.3
Depreciation and amortization	28.5	14.5	57.5	28.5
Adjusted EBITDA	$83.0	$60.5	$148.1	$108.6

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.38	$0.56	$0.80	$0.84
Items impacting comparability, net of taxes	0.09	(0.07)	(0.07)	0.03
Adjusted income from continuing operations per diluted share	$0.47	$0.49	$0.73	$0.87
Diluted shares	66.2	56.5	66.3	56.6

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the three months ended April 30 2018, our self-insurance general liability, workers’ compensation and automobile insurance claims related to prior period accident years was increased by $2.0 million and was offset by $2.8 million decrease in self-insurance medical and dental insurance reserves.

(c) FY17 represents reimbursement of previously expensed legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) The QTD and YTD FY18 period represents restructuring costs related to the GCA acquisition in September 2017; The QTD and YTD FY17 amount presents costs for the Company's 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) The Company's tax impact is calculated using the federal and state statutory rate of 29.8% for QTD FY18, 29.8% for YTD FY18, 41.5% for QTD FY17, and 41.5% YTD FY 17, respectively. The tax impact of the impairment recovery and loss on sale related to the Company’s Government Services business was calculated using a 39.0% tax rate for all periods presented. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(f) FY18 YTD includes a tax benefit of $21.7M related to the enactment of the Tax Act.

(g) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded.

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2018 GUIDANCE

	Year Ending October 31, 2018
	Low Estimate	High Estimate
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share
Previously announced Income from continuing operations per diluted share (a)	$1.88	$1.98
Decrease (b)	(0.15)	(0.15)
Revised Income from continuing operations per diluted share	1.73	1.83
Previously announced adjustments (c)	0.12	0.12
Adjusted Income from continuing operations per diluted share (a)	$1.85	$1.95

(a) With the exception of the 2018 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Represents the expected impact of higher than expected wage growth and personnel costs driven by the current labor environment in the U.S. economy.

(c) Adjustments include costs associated with the strategic review and realignment acquisition - related integration and transaction costs, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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